Exhibit 99.1

The following unaudited pro forma financial information is presented to illustrate the effect of Goodrich Petroleum Corporation’s (the “Company”) February 28, 2017 sale of non-core properties in the Angelina River Trend operating area (the “Disposition”) on its historical financial position and operating results. The unaudited pro forma balance sheet as of December 31, 2017 is based on the historical statements of the Company as of December 31, 2017 after giving effect to the Disposition as if it had occurred on December 31, 2017. The unaudited pro forma statements of operations for the year ended December 31, 2017 are based on the historical financial statements of the Company for such year after giving effect to the Disposition as if it had occurred on January 1, 2017. The unaudited pro forma financial information should be read in conjunction with the Company’s historical consolidated financial statements and notes contained in the Company’s 2017 Annual Report on Form 10-K, filed on March 2, 2018.

The preparation of the unaudited pro forma consolidated financial information is based on financial statements prepared in accordance with accounting principles generally accepted in the United States of America. These principles require the use of estimates that affect the reported amounts of assets, liabilities, revenues and expenses. Actual results could differ from those estimates.

The unaudited pro forma consolidated financial information is provided for illustrative purposes only and does not represent what the actual results of operations or the financial position of the Company would have been had the Disposition occurred on the respective dates assumed, nor is it indicative of the Company’s future operating results or financial position. The pro forma adjustments reflected in the accompanying unaudited pro forma consolidated financial information reflect estimates and assumptions that the Company’s management believes to be reasonable.

GOODRICH PETROLEUM CORPORATION AND SUBSIDIARIES

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET

December 31, 2017

(In Thousands)

	As Reported	Adjustments		As Adjusted
ASSETS
Current Assets
Cash and cash equivalents	$25,992	$22,772	(1)	$48,764
Accounts receivable, trade and other, net of allowance	1,371			1,371
Accrued oil and natural gas revenue	4,958	(224	)(2)	4,734
Fair value of oil and natural gas derivatives	2,034			2,034
Inventory	2,521			2,521
Prepaid expenses and other	1,614			1,614

Total current assets	38,490	22,548		61,038

Property and equipment
Unevaluated properties	5,984			5,984
Oil and gas properties (full cost method)	120,333	(22,883	)(3)	97,450
Furniture, fixtures and equipment	1,039			1,039

	127,356	(22,883)		104,473
Less: Accumulated depletion, depreciation and amortization	(15,899)	—		(15,899)

Net property and equipment	111,457	(22,883)		88,574

Fair value of oil and natural gas derivatives	566			566
Deferred tax asset	937			937
Other	691			691

TOTAL ASSETS	$152,141	$(335)		$151,806

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current Liabilities
Accounts payable	17,204	(235	)(4)	16,969
Accrued liabilities	18,075			18,075
Fair value of oil and natural gas derivatives	1,002			1,002

Total current liabilities	36,281	(235)		36,046

Long term debt, net	55,725			55,725
Accrued abandonment cost	3,367	(100	)(5)	3,267
Fair value of oil and natural gas derivatives	517			517

Total liabilities	95,890	(100)		95,555

STOCKHOLDERS’ EQUITY:
Successor Preferred stock: 10,000,000 shares $1.00 par value authorized, and none issued and outstanding	—			—

Successor Common stock: $0.01 par value, 75,000,000 shares authorized, and 10,770,962 and 9,108,826 shares issued and outstanding as of December 31, 2017 and 2016, respectively	108			108
Additional paid in capital	68,446			68,446
Retained earnings (accumulated deficit)	(12,303)			(12,303)

Total stockholders’ equity	56,251	—		56,251

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$152,141	$(335)		$151,806

Notes:

(1)	To adjust cash for the estimated receipt of proceeds from the sale of oil and gas properties.
(2)	To eliminate accrued revenue receivable.
(3)	To record the sales price against the full cost pool under Full Cost Method of Accounting.
(4)	To eliminate operating expenses and revenue suspense related to assets sold.
(5)	To eliminate non-current portion of asset retirement oligation related to assets sold.

GOODRICH PETROLEUM CORPORATION AND SUBSIDIARIES

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

For the Year Ended December 31, 2017

(In Thousands, Except Per Share Amounts)

	As Reported	Adjustments		As Adjusted
REVENUES:
Oil and gas revenues	$45,320	$(3,093	)(1)	$42,227
Other	833			833

	46,153	(3,093	)(1)	43,060

OPERATING EXPENSES:
Lease operating expense	12,125	(1,776	)(1)	10,349
Production and other taxes	1,183	141	(1)	1,324
Transportation	6,222	(603	)(1)	5,619
Depreciation, depletion and amortization	12,125	(1,079	)(2)	11,046
General and administrative	16,696			16,696
Other	(43)			(43)

	48,308	(3,317)		44,991

Operating income (loss)	(2,155)	224		(1,931)

OTHER INCOME (EXPENSE):
Interest expense	(9,725)			(9,725)
Interest income	1,236			1,236
Gain on derivatives not designated as hedges	1,552			1,552

	(6,937)	—		(6,937)

Reorganization items, net	118			118

Income (loss) from before income taxes	(8,974)	224		(8,750)
Income tax (expense) benefit	978	—	(3)	978

Net income (loss)	$(7,996)	$224		$(7,772)

PER COMMON SHARE
Net income (loss) applicable to common stock - basic	$(0.80)	0.02		$(0.78)
Net income (loss) applicable to common stock - diluted	$(0.80)	0.02		(0.78)
Weighted average common shares outstanding - basic	9,975	9,975		9,975
Weighted average common shares outstanding - diluted	9,975	9,975		9,975

Notes:

(1)	To eliminate the revenues and direct operating expense for assets sold.
(2)	To adjust historical depletion expense on oil and gas properties as if the sale of assets had occurred on January 1, 2017.
(3)	The Company has a full valuation allowance recorded against its deferred tax assets, so our effective tax rate is 0%.